                                                                      EXHIBIT 23

                          CENTERPOINT PROPERTIES TRUST
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of CenterPoint Properties Trust on Form S-3 (File Nos. 33-95792, 33-99858, 333-18235 and 333-49359), Form S-8/S-3 (File Nos. 333-05087 and 333-34687) and
Form S-8 (File No. 333-05141 and 333-62887) of our reports dated February 9, 1999, on our audits of the consolidated financial statements and financial statement schedules of CenterPoint Properties Trust and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.

                                             PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 12, 1999

                                      F-34